    As filed with the Securities and Exchange Commission on January 26, 2001

                                                      Registration No. 333-82289

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            GOTHIC ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


      OKLAHOMA                                       22-2663839
(State of Incorporation)                   (I.R.S. Employer Identification No.)


               6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA
                 73118 (Address of principal executive offices)
                                   (zip code)


                       1996 NON-EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)


                               AUBREY K. MCCLENDON
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            GOTHIC ENERGY CORPORATION
                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed to deregister the securities that were previously registered pursuant to this Registration Statement but that were not sold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 25, 2001.


                                       GOTHIC ENERGY CORPORATION


                                       By:  /s/ AUBREY K. MCCLENDON
                                            -------------------------
                                            Aubrey K. McClendon
                                            President and Chief Executive
                                              Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on January 25, 2001.

                  SIGNATURE                            TITLE
                  ---------                            -----

  /s/ AUBREY K. MCCLENDON                   President, Chief Executive Officer and
------------------------------------        Director
         Aubrey K. McClendon                (Principal Executive Officer)

  /s/ TOM L. WARD                           Vice President and Director
------------------------------------
         Tom L. Ward

  /s/ MARCUS C. ROWLAND                     Vice President
------------------------------------        (Principal Financial and Accounting Officer)
         Marcus C. Rowland